UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2022

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road Suite B	Solon,	OH	44139
(Address of principal executive offices)			(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EFOI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On October 10, 2022, Energy Focus, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Streeterville Capital, LLC (the “Lender”), to whom the Company previously sold and issued that certain Promissory Note dated April 27, 2021 (the “Original Note”). Pursuant to the Exchange Agreement, the Company and Lender agreed to (i) partition from the Original Note a new Promissory Note (the “Partitioned Note”) in the original principal amount of $205,000 (the “Exchange Amount”), (ii) cause the outstanding balance of the Outstanding Note to be reduced by an amount equal to the Exchange Amount, and (iii) exchange (the “Exchange”) the Partitioned Note for 385,918 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.0001 per share.
The Exchange was priced at-the-market under the rules of The Nasdaq Stock Market pursuant to one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). There are no gross proceeds to the Company in respect of the Exchange, provided that the Exchange does satisfy a Redemption Notice provided by Lender under the terms of the Original Note, pursuant to which the Company otherwise would be required to redeem $205,000 of the Original Note in cash. The Exchange is expected to close on or about October 13, 2022, subject to customary closing conditions.
The Exchange of the Exchange Shares pursuant to the Exchange Agreement is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being effected pursuant to the exemption provided in Section 3(a)(9) under the Securities Act.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2022

ENERGY FOCUS, INC.

	By:	/s/ Lesley A. Matt
	Name:	Lesley A. Matt
	Title:	Chief Executive Officer